FIRST WASHINGTON REALTY TRUST, INC.

                             ARTICLES OF RESTATEMENT

THIS IS TO CERTIFY THAT:

     FIRST: First Washington Realty Trust, Inc., a Maryland corporation (the "Corporation"), desires to restate its charter as currently in effect.

     SECOND: The following provisions are all the provisions of the charter currently in effect:

                                    ARTICLE I
                                      Name

     The name of the Corporation (the "Corporation") is First Washington Realty Trust, Inc.

                                   ARTICLE II
                 Principal Office, Registered Office, and Agent

     The address of the Corporation's principal office in the State of Maryland is c/o The Prentice Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The name and address of the Corporation's resident agent in the State of Maryland are The Prentice Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The registered agent is a corporation located in the State of Maryland.

                                   ARTICLE III
                                     Purpose

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law as now or hereafter in force (the "MGCL").

                                   ARTICLE IV
                                 Capitalization

4.1  STOCK

     Section 4.1.1 Authority to Issue Stock. The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in the Charter or the Bylaws of the Corporation.





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     Section  4.1.2  Shares  and Par  Value.  The total  number of shares of all classes of stock that the Corporation has authority to issue is one hundred million (100,000,000), consisting of (i) ninety million (90,000,000) shares of common stock having a par value of one cent ($.01) per share (the "Common Stock") and (ii) ten million (10,000,000) shares of preferred stock having a par value of one cent ($.01) per share (the "Preferred Stock"), of which three million seven hundred fifty thousand (3,750,000) shares shall be designated as 9.75% Series A Cumulative Participating Convertible Preferred Stock (the "Series A Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is one million dollars ($1,000,000). Subject to the express terms of any other classes of Common Stock or of any other series of Preferred Stock outstanding at the time and notwithstanding any other provision of the Charter, the Board of Directors of the Corporation may increase or decrease the number of shares of, or alter the designation of, or classify or reclassify into one or more classes or series, any unissued shares of Common Stock or Preferred Stock by setting or changing, in any one or more respects, from time to time before issuing the shares, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of shares of Common Stock or of Preferred Stock.

     Section 4.1.3 Declaration of Dividends. To the extent declared by the Board of Directors of the Corporation out of assets legally available therefor, dividends payable in respect of the Series A Preferred Stock and the Common Stock will have identical record and payment dates.

     Section 4.1.4 Determination of Funds Legally Available for Distribution. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares or otherwise of Capital Stock is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Capital Stock whose preferential rights upon dissolution are superior to those receiving the distribution.

     Section 4.1.5 Preemptive Rights. No holder of shares of stock of the Corporation shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of Series A Preferred Stock, Common Stock or any other class of Capital Stock which the Corporation may issue or sell.

4.2  CERTAIN DEFINITIONS

     Unless the context  otherwise  requires,  the terms defined in this Section
4.2 shall have, for all purposes of this Charter, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     Acquire. The term "Acquire" shall mean the acquisition of Beneficial Ownership or Constructive Ownership of shares of Capital Stock by any means including, without limitation, a Transfer, the exercise of or right to exercise any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner, as defined below.




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The term "Acquisition" shall have the correlative meaning.

     Aggregate Stock Ownership Limit. The term "Aggregate Stock Ownership Limit" shall mean not more than 9.8% (in value) of the aggregate of the outstanding shares of Capital Stock. The number and value of shares of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

     Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who is or would be an actual owner of such shares of Capital Stock or who is or would be treated as a constructive owner of such shares through the application of Section 544 of the Code, as modified by
Section 856(h)(1)(B) of the Code (except where expressly provided otherwise). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

     Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     Capital Stock. The term "Capital Stock" shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock, Preferred Stock and Series A Preferred Stock.

     Capital Gains Amount. The term "Capital Gains Amount" shall have the meaning set forth in Section 4.3.1(g) hereof.

     Charitable Beneficiary. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 4.4.6 or
Section 4.6.6 each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

     Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     Common Stock.  The term "Common  Stock" shall have the meaning set forth in
Section 4.1.2.

     Common Stock Affected Persons. The term "Common Stock Affected Persons" shall have the meaning set forth in Section 4.5.5(c) herein.

     Common Stock Ownership Limit. The term "Common Stock Ownership Limit" shall mean not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation



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in good faith, which determination shall be conclusive for all purposes hereof.

     Common  Stock   Constructive   Ownership  Event.  The  term  "Common  Stock
Constructive Ownership Event" shall have the meaning set forth in Section 4.5.5(c).

     Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Capital Stock by a Person who is or would be an actual owner of Capital Stock or who is or would be treated as a constructive owner of such shares through the application of Section 318(a) of the Code, as modified by
Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

     Conversion. The term "Conversion" shall mean a conversion of shares of Series A Preferred Stock into shares of Common Stock, as provided in Section
4.3.6 hereof.

     Conversion Commencement Date. The term "Conversion Commencement Date" shall mean May 31, 1999.

     Conversion Holder. The term "Conversion Holder" shall mean any Person who is the Beneficial or Constructive Owner of shares of Common Stock in excess of the Common Stock Ownership Limit by reason of the Conversion of (or the right to convert) shares of Series A Preferred Stock into shares of Common Stock.

     Conversion Price. The term "Conversion Price" shall have the meaning set forth in Section 4.3.6(a) hereof.

     Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in Section 4.3.1(b) hereof.

     Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issuance Date to, but not including, the first Dividend Payment Date and thereafter each quarterly period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date (or earlier date on which dividends are paid), as the case may be.

     Funds from Operations of the Operating Partnership. The term "Funds from Operations of the Operating Partnership" shall have the meaning set forth in
Section 4.3.6(e)(ix) hereof.

     Initial Issuance Date. The term "Initial Issuance Date" shall mean the date that shares of Series A Preferred Stock and Common Stock are issued by the Corporation pursuant to the Private Placement.

     Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price" on any date shall mean the last sale price for such Capital Stock,




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regular  way,  or, in case no such sale takes place on such day,  the average of the closing bid and asked prices, regular way, for such Capital Stock in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported in
the  principal  consolidated   transaction  reporting  system  with  respect  to
securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation.

     MGCL. The term "MGCL" shall have the meaning set forth in Article III.

     NYSE. The term "NYSE" shall mean the New York Stock Exchange.

     Operating Partnership. The term "Operating Partnership" shall mean First Washington Realty Limited Partnership, a Maryland limited partnership.

     Partnership Agreement. The term "Partnership Agreement" shall mean the Agreement of Limited Partnership of First Washington Realty Limited Partnership, of which the Corporation is the sole general partner, dated as of April 28, 1994, as such agreement may be amended from time to time.

     Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     Preferred Stock Affected Persons. The term "Preferred Stock Affected Persons" shall have the meaning set forth in Section 4.3.7(c) herein.

     Preferred Stock Constructive Ownership Event. The term "Preferred Stock Constructive Ownership Event" shall have the meaning set forth in Section 4.3.7(c).

     Private Placement. The term "Private Placement" means the closing of the sale of shares of Series A Preferred Stock and Common Stock on or about June 27, 1994.





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     Purported Beneficial Transferee. The term "Purported Beneficial Transferee"
shall mean, with respect to any purported Transfer or Acquisition which results in a transfer to a Trust, as provided in Section 4.4 or Section 4.6, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Capital Stock if such Transfer or Acquisition had not violated the provisions of Sections 4.3.7 or 4.5.5. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

     Purported Record Transferee. The term "Purported Record Transferee" shall mean, with respect to any purported Transfer or Acquisition which results in a transfer to a Trust, as provided in Section 4.4 or Section 4.6, the Person who would have been the record holder of the Capital Stock if such Transfer or Acquisition had not violated the provisions of Sections 4.3.7 or 4.5.5. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

     Record Date. The term "Record Date" shall mean, for any class or series of Capital Stock, the date designated by the Board of Directors of the Corporation at the time a dividend is declared as the date for determining holders of record entitled to such dividend; provided, however, that, to the extent permitted by the MGCL, such Record Date shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than thirty
(30) days nor less than ten (10) days prior to such Dividend Payment Date.

     Registration Rights Agreement. The term "Registration Rights Agreement" shall have the meaning set forth in Section 4.3.1(h) hereof.

     REIT. The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.

     Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the date of the Private Placement on which the Corporation determines pursuant to Section 5.1 hereof that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers and Acquisitions of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

     Series A Preferred Liquidation Preference. The term "Series A Preferred Liquidation Preference" shall have the meaning set forth in Section 4.3.2(a) hereof.

     Series A Preferred Stock Limitation Price. The term "Series A Preferred Stock Limitation Price" shall have the meaning set forth in Section 4.4.5(a) hereof.

     Series A Preferred Stock Ownership Limit. The term "Series A Preferred Stock Ownership Limit" shall mean not more than 9.8% (in value or in number of shares, whichever is




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more  restrictive) of the aggregate of the outstanding  Series A Preferred Stock of the Corporation. The number and value of outstanding shares of Series A Preferred Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

     Series A Redemption Date. The term "Series A Redemption Date" shall have the meaning set forth in Section 4.3.3(b) hereof.

     Series A Redemption Price. The term "Series A Redemption Price" shall have the meaning set forth in Section 4.3.3(a) hereof.

     Special Triggering Event. The term "Special Triggering Event" shall mean either (i) the election by one or more holders of shares of Series A Preferred Stock to convert all or a portion of such Series A Preferred Stock into shares of Common Stock, (ii) the redemption or purchase by the Corporation of all or a portion of the outstanding shares of Capital Stock, or (iii) a change in the relative values of classes of Capital Stock.

     Total Dividends. The term "Total Dividends" shall have the meaning set forth in Section 4.3.1(g) hereof.

     Transfer. The term "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock, in each case whether voluntary or involuntary, whether of record or Beneficially or Constructively Owned (including without limitation Transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Capital Stock), and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

     Trust. The term "Trust" shall mean each of the trusts provided for in Sections 4.4.1 and 4.6.1.

     Trustee. The term "Trustee" shall mean the Person unaffiliated with the Corporation, or the Purported Beneficial Transferee, or the Purported Record Transferee, that is appointed by the Corporation to serve as trustee of the Trust.

     Units.  The  term  "Units"  shall  mean  units  of  convertible   preferred
partnership   interests  and  common  partnership  interests  in  the  Operating
Partnership.





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4.3  SERIES A PREFERRED STOCK

         Section 4.3.1  Dividends.

         (a) Subject to the preferential rights of any series of Preferred Stock ranking senior as to dividends to the Series A Preferred Stock and to Section 4.4.2, the record holders of shares of Series A Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors of the Corporation, out of assets legally available for the payment of dividends. Subject to the provisions of Section 4.3.1(h), such dividends shall be payable by the Corporation in an amount per share equal to (i) $0.6094 per quarter ($2.4375 per annum) (or such higher number as is determined under Section 4.3.1(h)) plus (ii) a participating dividend equal to the amount, if any, of dividends in excess of $0.4875 payable on the applicable Dividend Payment Date with respect to the number of shares of Common Stock (or fraction thereof) into which a share of Series A Preferred Stock is then (or will be) convertible. The amount of participating dividend referred to in clause (ii) payable on any Dividend Payment Date shall equal the number of shares of Common Stock, or fraction thereof, into which a share of Series A Preferred Stock is then convertible, multiplied by the quarterly dividend in excess of $0.4875 per share paid with respect to a share of Common Stock on such Dividend Payment Date.

         (b) Dividends on shares of Series A Preferred Stock shall accrue and be cumulative from the Initial Issuance Date and will be payable quarterly in arrears on the fifteenth day of each August, November, February, and May (each, a "Dividend Payment Date"), beginning August 15, 1994. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. Dividends payable in respect of any Dividend Period which is less than a full Dividend Period in length will be computed from the immediately preceding Dividend Payment Date (or the Initial Issuance Date in the case of the first Dividend Period) to, but not including the date on which dividends are paid, on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be paid to the holders of record of shares of Series A Preferred Stock as their names shall appear on the stock transfer records of the Corporation at the close of business on the Record Date for such dividend. Dividends in respect of any past Dividend Period that is in arrears may be declared and paid at any time to holders of record on the Record Date thereof. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

         (c) Notwithstanding anything herein to the contrary, no dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as, and to the extent that, the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, or any provisions of this Charter relating to any series of Preferred Stock ranking senior to the Series A Preferred Stock as to dividends, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment




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would  constitute  a  breach  thereof  or  a  default  thereunder,  or  if  such declaration or payment shall be restricted or prohibited by law.

         (d) If any shares of Series A Preferred Stock are outstanding, no full dividends shall be declared or paid or set apart for payment on any series of Capital Stock ranking, as to dividends, junior to or on a parity with the Series A Preferred Stock as to dividends for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all past Dividend Periods and the then current Dividend Period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of the Series A Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of Series A Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series A Preferred Stock and such other series of Preferred Stock bear to each other.

         (e) Except as provided in Section 4.3.1(d), unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than dividends payable in Common Stock or other Capital Stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment, and no other distribution shall be declared or made, upon any series or class of Capital Stock ranking junior to or on a parity with the Series A Preferred Stock as to dividends, nor, subject to the Corporation's right to purchase shares of stock held in Trust for one or more Charitable Beneficiaries as otherwise provided in this Charter and subject to the automatic repurchase by the Corporation of shares of stock pursuant to Section 4.3.7(d) or
Section 4.5.5(d), shall shares of any series of Capital Stock ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock), by the Corporation (except by conversion into or exchange for other Capital Stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up).

         (f) Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock, if not paid on a Dividend Payment Date, shall accrue whether or not dividends are declared for such Dividend Payment Date, whether or not the Corporation has earnings and whether or not there are assets legally available for the payment of such dividends. Any dividend payment made on shares of Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such Series A Preferred Stock which remains payable.




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         (g) If, for any taxable year,  the  Corporation  elects to designate as
"capital gain dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series A Preferred Stock shall be the Capital Gains Amount multiplied by a fraction, the numerator of which shall be the total dividends (within the meaning of the Code) paid or made available to the holders of the Series A Preferred Stock for the year and the denominator of which shall be the Total Dividends.

         (h) In the event that the Corporation fails to file a registration statement within the period of time required by the Registration Rights
Agreement dated as of the Initial Issuance Date (the "Registration Rights Agreement"), or the required registration statement does not become effective within the period of time required by the Registration Rights Agreement, or the Corporation fails to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement, (i) the stated quarterly dividend rate set forth in clause (i) of Section 4.3.1(a) will be increased by an additional $0.0625 for each Dividend Period (or fraction thereof) during which any such registration statement is not filed or declared effective, as applicable (which number shall not increase if the registration statement delay continues for more than one Dividend Period), and such increased stated dividend rate shall remain in effect until such registration statement is filed or declared effective, as applicable, and (ii) the amount per share of Common Stock set forth in clause (ii) of Section 4.3.1(a) (in excess of which a participating dividend is payable) will be increased by an additional $0.04875 for each dividend period (or fraction thereof) during which any such registration statement is not filed or declared effective, as applicable (which number shall not increase if the registration statement delay continues for more than one Dividend Period), and such increased stated dividend rate shall remain in effect until such registration statement is filed or declared effective, as applicable.

         Section 4.3.2  Liquidation Rights.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, subject to the prior preferences or other rights of any series of Capital Stock ranking senior to the Series A Preferred Stock upon liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidating distribution in cash or property at its fair market value as determined by the Board of Directors of the Corporation in an amount equal to the sum of $25.00 per share plus an amount equal to any accrued and unpaid dividends thereon (whether or not earned or declared) to the date of payment (the "Series A Preferred Liquidation Preference"), before any distribution or payment shall be made to the holders of any shares of Capital Stock that rank junior to the Series A Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

         (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Corporation are insufficient to pay the Series A Preferred Liquidation Preference on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of Capital Stock ranking on a parity with the Series A Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series A Preferred Stock and all other such classes or series of Capital Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         (c) Neither the consolidation or merger of the Corporation with or into any other entity, nor the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation to any other entity, shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.3.2.

         Section 4.3.3 Redemption by the Corporation.

         (a) The Series A Preferred Stock may be redeemed, in whole or from time to time in part, at any time on and after July 15, 1999 at the option of the Corporation at the price per share set forth below (the "Series A Redemption Price"):

If the Redemption Date is:                                       Price Per Share
--------------------------                                       ---------------
On or after July 15, 1999
  but prior to July 14, 2000.......................................    $ 27.4375

On or after July 15, 2000
  but prior to July 14, 2001.......................................    $ 26.9500

On or after July 15, 2001
  but prior to July 14, 2002.......................................    $ 26.4625

On or after July 15, 2002
  but prior to July 14, 2003.......................................    $ 25.9750

On or after July 15, 2003
  but prior to July 14, 2004.......................................    $ 25.4875

On or after July 15, 2004..........................................    $   25.00

in each case in cash plus all accrued and unpaid dividends thereon to the Series A Redemption Date, except as may be provided below, without interest.

                  (b) Each date fixed for redemption pursuant to Section 4.3.3(d) below is called a "Series A Redemption Date." If the Series A Redemption Date is after a Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the Series A Preferred Stock to be redeemed is registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Dividend Payment Date or the Corporation's default in the payment of the dividend due.

                  (c) In case of redemption of less than all shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or, if a pro rata redemption would result in a violation of the Series A Preferred Stock Ownership Limit, the Common Stock Ownership Limit, or the Aggregate Stock Ownership Limit, by any other equitable method determined by the Board of Directors of the Corporation, to the extent practicable, that would not result in such a violation.

                  (d) Notice of any redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Series A Redemption Date. A similar notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series A Redemption Date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Series A Redemption Date; (ii) the Series A Redemption Price; (iii) the aggregate number of shares of Series A Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price; (v) that dividends on the shares to be redeemed will cease to accrue on the Series A Redemption Date; and (vi) that any conversion rights with respect to such shares shall terminate at the close of business on the third Business Day immediately preceding the Series A Redemption Date.

                  (e) If notice has been mailed in accordance with Section 4.3.3(d) above and provided that on or before the Series A Redemption Date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and to continue to be available therefor, then, from and after the Series A Redemption Date, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Series A Redemption Price) shall cease. Notwithstanding the foregoing, upon the Corporation's default in the payment of the dividend due, the holders of shares of Series A Preferred Stock at the close of business on any Record Date will be entitled to receive the dividend payable with respect to such Series A Preferred Stock on the corresponding Dividend Payment Date, although such Series A Preferred Stock shall have been redeemed between such Record Date and such corresponding Dividend Payment Date. Upon surrender, in accordance with the redemption notice, of the certificates for any shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Series A Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (f) Any deposit of funds with a bank or trust company for the purpose of redeeming Series A Preferred Stock shall be irrevocable except that:

                           (i) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                           (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two (2) years after the applicable Series A Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                  (g) No Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Series A Redemption Price.

                  (h) Unless full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no shares of any Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock; and, unless full cumulative dividends on all outstanding shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, the Corporation shall not purchase or otherwise acquire directly or indirectly, through a subsidiary or otherwise, any shares of Series A Preferred Stock (except by conversion into or exchange for Capital Stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding
up).

                  (i) All shares of Series A Preferred Stock redeemed pursuant to this Section 4.3.3 shall be retired and shall be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued as shares of any series of Preferred Stock.

                  (j) Notwithstanding any other provision of this Section 4.3.3, the Corporation shall not , pursuant to this Section 4.3.3, redeem shares of Series A Preferred Stock held by any holder of such shares if such holder (i) has provided notice of conversion with respect to such shares pursuant to
Section 4.3.6(b) and (ii) such holder could not, at the time of such redemption, convert such shares of Series A Preferred Stock into shares of Common Stock pursuant to Section 4.3.6 due to the restriction set forth in Section 4.3.6(l).

                  Section 4.3.4  Voting Rights.

                  (a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights or to notice of any meeting of stockholders except as hereinafter provided in this Section 4.3.4. The Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series A Preferred Stock voting separately as a class), (i) authorize, create, or increase the authorized or issued amount of, any class or series of Capital Stock ranking senior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, or reclassify any authorized shares of Capital Stock into shares of any such senior Capital Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase shares of any such senior Capital Stock; or (ii) amend, alter or repeal the provisions of this Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of the Series A Preferred Stock or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  (b) If and  whenever  dividends  payable on Series A Preferred
Stock shall be in arrears for six (6) or more quarterly periods, then the holders of shares of Series A Preferred Stock, voting separately as a class (together with any certain other series of preferred stock as provided in
Section 4.3.4(f) below), shall be entitled at the next annual meeting of the stockholders or at any special meeting of stockholders to elect two (2) additional directors. Upon election, such directors shall become additional directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors.

                  (c) Whenever the voting right under Section 4.3.4(b) shall have vested, such right may be exercised initially either at a special meeting of the holders of Series A Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of holders of Series A Preferred Stock. Such right of the holders of Series A Preferred Stock to elect directors may be exercised until all dividends to which the holders of Series A Preferred Stock shall have been entitled for all previous Dividend Periods and the current Dividend Period shall have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment, at which the time the right of the holders of Series A Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults and subject to the rights of any other series of preferred stock to vote for the election of directors, together with the Series A Preferred Stock, as described in Section 4.3.4(f), that shall not have then expired.

                  (d) At any time when the voting right described under Section 4.3.4(b) shall have vested in the holders of shares of Series A Preferred Stock and if such right shall not already have been initially exercised, the Secretary of the Corporation shall, upon the written request of holders of record of at least ten percent (10%) of the shares of Series A Preferred Stock or any other series of Preferred Stock entitled to vote on such matter as described in
Section 4.3.4(f) then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Series A Preferred Stock. Such meeting shall be held in accordance with Maryland law at the earliest practicable date at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty (30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least ten percent (10%) of the shares of Series A Preferred Stock or of other Preferred Stock entitled to vote on such matter as described in Section 4.3.4(f) then outstanding may designate in writing a holder of Series A Preferred Stock or such other Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held in accordance with Maryland law at a place designated by such holder. Any holder of shares of Series A Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 4.3.4(d). Notwithstanding the provisions of this Section 4.3.4(d), however, no such special meeting shall be called if any such request is received less than ninety
(90) days before the date fixed for the next ensuing annual or a special meeting of stockholders.

                  (e) If any director so elected by the holders of shares of Series A Preferred Stock shall cease to serve as a director before such director's term shall expire, the holders of shares of Series A Preferred Stock (and any other series of Preferred Stock, if any, entitled to vote on such matter, as described in Section 4.3.4(f)) then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

                  (f) If, at any time when the holders of shares of Series A Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this Section 4.3.4, the holders of shares of any one or more additional series of Preferred Stock are entitled to elect directors by reason of any default or event specified in this Charter, as in effect at the time (including the articles supplementary for such series), and if the terms for such other additional series so permit, then the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of shares of Series A Preferred Stock and of all such other series then entitled so to vote, voting as class, shall elect such directors. If the holders of shares of any such other series have elected such directors prior to the happening of the default or event permitting the holders of shares of Series A Preferred Stock to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation as required in Section 4.3.4(d) above, then a new election shall be held with holders of shares of all such other series of Preferred Stock and the Series A Preferred Stock voting together as a single class for such directors, resulting in the termination of the term of such previously elected directors upon the election of such new directors. If the holders of shares of any such other series are entitled to elect in excess of two directors, the Series A Preferred Stock shall not participate in the election of more than two such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holder of shares of Series A Preferred Stock; provided that, if at the expiration of such terms, the holders of shares of Series A Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this Section 4.3.4, then the Secretary of Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders referred to in Section 4.3.4(c) above) of holders of shares of Series A Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of this Section 4.3.4) to be held at or prior to the time of expiration of the expiring terms referred to above.

                  (g) The holders of record of shares of Series A Preferred Stock then outstanding shall be entitled to vote, together with any other class or series of Capital Stock entitled to vote then outstanding, on any resolution presented by the Board of Directors pursuant to Section 5.1.

                  (h) In any matter in which holders of shares of Series A Preferred Stock may vote, including any action by written consent, each share of Series A Preferred Stock shall be entitled to one (1) vote (except as expressly provided herein or as may be required by law).

                  (i) Except as required by law, the foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock shall have been redeemed or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                  Section 4.3.5  Ranking.

                  The Series A Preferred Stock shall, with respect to dividend rights and distributions upon liquidation, dissolution, and winding up, rank (i) senior to the Common Stock, and shares of all other Capital Stock issued from time to time by the Corporation the terms of which specifically provide that the shares of such series rank junior to the Series A Preferred Stock with respect to dividend rights and distributions upon liquidation, dissolution, or winding up of the Corporation, (ii) on a parity with the shares of all other Capital Stock issued by the Corporation the terms of which specifically provide that the shares of such series rank on a parity with the Series A Preferred Stock with respect to dividends and distributions upon liquidation, dissolution, or winding up of the Corporation or make no specific provision as to their ranking; and
(iii) junior to all other Capital Stock issued by the Corporation the terms of which specifically provide that the shares rank senior to the Series A Preferred Stock with respect to dividends and distributions upon liquidation, dissolution or winding up of the Corporation (the issuance of which must have been approved by a vote of holders of at least a majority of the outstanding shares of Series A Preferred Stock).

                  Section 4.3.6  Conversion Rights.

                  Subject to any other provisions of this Article IV and Article V hereof, the holders of shares of Series A Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

                  (a) Shares of Series A Preferred Stock shall be convertible at any time and from time to time on or after the Conversion Commencement Date into fully paid and nonassessable shares of Common Stock at a conversion price of $19.50 per share of Common Stock (as such price may be adjusted from time to time, the "Conversion Price"). For purposes of this Section 4.3.6, references to shares of Series A Preferred Stock shall apply equally to fractional shares thereof. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. For purposes of such conversion, each share of Series A Preferred Stock will be valued at $25.00 plus an amount equal to any accrued and unpaid dividends on such share to the date of conversion. No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of Series A Preferred Stock surrendered for conversion prior to the Record Date for the determination of stockholders entitled to such dividends or on account of any dividends on the shares of Common Stock issued upon such conversion subsequent to the Record Date for the determination of stockholders entitled to such dividends. If any shares of Series A Preferred Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the third Business Day immediately preceding the date fixed for redemption unless default is made in the payment of the Series A Redemption Price. In the event of default in the payment of the Series A Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the Business Day immediately preceding the date that such default is cured.

                  (b) In order to convert shares of Series A Preferred Stock into shares of Common Stock, the holder thereof shall, on or after the Conversion Commencement Date, surrender the certificates therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of the transfer agent for the Series A Preferred Stock or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares. Such notice shall also state the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the shares of Series A Preferred Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate for the number of whole shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person entitled to receive the same. If more than one stock certificate for Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provision, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as the record holder of such shares of Common Stock as of such date.

                  (c) In the case of any share of Series A Preferred Stock which is converted after any Record Date with respect to the payment of a dividend on the Series A Preferred Stock and on or prior to the corresponding Dividend Payment Date, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such shares on such preceding Record Date notwithstanding such conversion. Shares of Series A Preferred Stock surrendered for conversion during the period from the close of business on any Record Date with respect to the payment of a dividend on the Series A Preferred Stock next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall (except in the case of shares of Series A Preferred Stock which have been called for redemption on a Series A Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Payment Date on the shares of Series A Preferred Stock being surrendered for conversion. The dividend with respect to a share of Series A Preferred Stock called for redemption on a Series A Redemption Date during the period from the close of business on any Record Date with respect to the payment of a dividend on the Series A Preferred Stock next preceding any dividend payment to the opening of business on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share on such Record Date, notwithstanding the conversion of such share of Series A Preferred Stock after such Record Date and prior to such Dividend Payment Date, and the holder converting such share of Series A
Preferred Stock called for redemption need not include a payment of such dividend amount upon surrender of such share of Series A Preferred Stock for conversion.

                  (d) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock is surrendered at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If the conversion of any shares of Series A Preferred Stock results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the closing price of the Common Stock, determined as provided in Section 4.3.6(e)(vi) below, on the date on which the shares of Series A Preferred Stock were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date.

                  (e) The Conversion Price shall be adjusted from time to time as follows:

                           (i) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock in Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include authorized but unissued shares but shall include shares issuable in respect to scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on authorized but unissued shares of Common Stock.

                           (ii) In case the Corporation shall issue additional rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share (determined as provided in Section 4.3.6(e)(vi) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price (determined as provided in Section 4.3.6(e)(vi) below) and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 4.3.6(e)(ii), the number of shares of Common Stock at any time outstanding shall not include authorized but unissued shares but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights or warrants in respect of shares of authorized but unissued Common Stock.

                           (iii) In case  outstanding  shares  of  Common  Stock
         shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                           (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidence of its indebtedness or assets (including securities, but excluding (1) any rights or warrants referred to in Section 4.3.6(e)(ii) above, (2) any dividend described in Section 4.3.6(e)(ix) below, and (3) any dividend or distribution referred to in Section 4.3.6(e)(i) above), the
         Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distributions by a fraction of which the numerator shall be the current market price per share (determined as provided in Section 4.3.6(e)(vi) below) of the Common Stock on the date fixed for such determination less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Series A Preferred Stock) of the portion of the evidences of the indebtedness or assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                           (v) For the purposes of this Section 4.3.6, the reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 4.3.6(g) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of
         Section 4.3.6(e)(vi) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision became effective" and "the day upon which such subdivision or combination becomes effective," as the case may be) within the meaning of Section 4.3.6(e)(iii) above.

                           (vi) For the purpose of any computation under Section
         4.3.6 and (iv) above, the "current market price per share" of Common Stock on any day shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive trading days commencing forty-five (45) days before the day in question. The closing price for each day shall be the reported last sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asking prices, in either case on the NYSE, or, if the Common Stock is not quoted on such exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not quoted on any national securities exchange, the average of the closing bid and asked prices in the Nasdaq Stock Market, or in the over-the-counter market as furnished by a NYSE member first selected from time to time by the Board of Directors of the Corporation for that purpose.

                           (vii) Notwithstanding the foregoing, no adjustment in the Conversion Price for the Series A Preferred Stock shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustment which by reason of this Section 4.3.6(e)(vii) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.3.6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                           (viii) In the event of a distribution of evidences of indebtedness or other assets (as described in Section 4.3.6(e)(iv)) or a dividend to all holders of Common Stock of rights to subscribe for additional shares of Capital Stock (other than those referred to in Section 4.3.6(e)(ii) above), the Corporation may, instead of making an adjustment of the Conversion Price, make proper provision so that each holder who converts such shares will be entitled to receive upon such conversion, in addition to shares of Common Stock, an appropriate number of such rights, warrants, evidences of indebtedness or other assets.

                           (ix) No adjustment will be made for Ordinary Cash Dividends (defined as dividends or other distributions to holders of Common Stock in an amount not exceeding the accumulated Funds from Operations of the Operating Partnership including for this purpose consolidated partnerships since the Initial Issuance Date, after deducting cumulative dividends or other distributions (A) paid in respect of all classes of Capital Stock and in respect of Units held by persons other than the Corporation or (B) accrued in respect of Series A Preferred Stock and any other shares of Preferred Stock of the Corporation ranking on a parity with or senior to the Series A Preferred Stock as to dividends, in each case since the Initial Issuance Date). For this purpose, "Funds from Operations of the Operating Partnership" shall mean net income (loss) (computed in accordance with generally accepted accounting principles consistently applied), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization of, and after adjustments for unconsolidated partnerships and joint ventures of the Operating Partnership.

                  (f) Whenever the Conversion Price shall be adjusted as herein provided, (i) the Corporation shall forthwith make available at the office of the transfer agent for the Series A Preferred Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (ii) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series A Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

                  (g) In the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation (other than a merger in which the Corporation is the surviving corporation) or a sale, lease (other than in the ordinary course of business) or conveyance of the assets of the Corporation as an entirety or substantially as an entirety, or any statutory exchange of securities with another corporation, the holder of each share of Series A Preferred Stock shall, notwithstanding anything in this Section 4.3.6 to the contrary, have the right, after such consolidation, merger, sale, lease, conveyance or exchange, to convert such share into the number and kind of shares of stock or other securities and the amount and kind of property which such holder would have been entitled to receive immediately upon such consolidation, merger, sale, lease, conveyance or exchange for the number of shares of Common Stock that would have been issued to such holder had such shares of Series A Preferred Stock been converted immediately prior to such consolidation, merger, sale, lease, conveyance or exchange. The provisions of this Section 4.3.6(g) shall similarly apply to successive consolidations, mergers, sales, leases, conveyances or exchanges.

                  (h) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance shall have paid to the Corporation the amount of any such taxes or shall have established to the satisfaction of the Corporation that such taxes have been paid.

                  (i) The Corporation may (but shall not be required to) make such reductions in the Conversion Price, in addition to those required by Sections 4.3.6(e)(i) through (iv) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                  (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Series A Preferred Stock then outstanding.

                  (k)      In the event that:

                           (i) the Corporation shall declare a dividend or any other distribution on its Common Stock, other than an Ordinary Cash Dividend; or

                           (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or of any other rights; or

                           (iii) any capital reorganization of the Corporation, reclassification of the Capital Stock, consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the surviving corporation), or sale, lease (other than in the ordinary course of business) or conveyance of the assets of the Corporation as an entirety or substantially as an entirety to another corporation occurs; or

                           (iv)  the  voluntary  or   involuntary   dissolution,
         liquidation or winding up of the Corporation shall occur;

the Corporation shall cause to be mailed to the holders of record of shares of Series A Preferred Stock at least fifteen (15) days prior to the applicable date hereinafter specified a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution. or grant of rights are to be determined or (B) the date on which such reorganization, reclassification, consolidation, merger, sale, lease (other than in the ordinary course of business), conveyance, dissolution, liquidation or winding up is expected to take place, and the date, if any is to be fixed, as of which holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality of such dividend, distribution, grant, reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up.

                  (l) No shares of Series A Preferred Stock may be converted into shares of Common Stock if such conversion would result in any violation of the applicable restrictions set forth in Section 4.5.5.

                  Section 4.3.7  Series A Preferred Stock Ownership Limitations.

                  (a) During the period commencing on the Initial Issuance Date and prior to the Restriction Termination Date:

                           (i) except as provided in Section 4.3.13, no Person shall Acquire any shares of Series A Preferred Stock if, as the result of such Acquisition, such Person shall Beneficially or Constructively Own shares of Series A Preferred Stock in excess of the Series A Preferred Stock Ownership Limit;

                           (ii) except as provided in Sections 4.3.13 and 4.5.11, no Person shall Acquire or Beneficially Own or Constructively Own shares of Series A Preferred Stock or Common Stock in excess of the Aggregate Stock Ownership Limit; and

                           (iii) no Person shall Acquire or Beneficially or Constructively Own shares of Capital Stock to the extent that such Acquisition or Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including, but not limited to, an Acquisition or Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the
         Code).

                  (b) If, during the period commencing on the Initial Issuance Date and prior to the Restriction Termination Date, any Transfer or Acquisition of shares of Series A Preferred Stock (other than a Transfer or Acquisition to which Section 4.3.7(c) applies) (whether or not such Transfer or Acquisition is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Acquiring shares of Series A Preferred Stock in violation of Section 4.3.7(a), (i) then that number of shares of the Series A Preferred Stock being Transferred or Acquired that otherwise would cause such Person to violate Section 4.3.7(a) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 4.4, effective as of the close of business on the Business Day prior to the date of such Transfer or Acquisition, and such Person shall acquire no rights in such shares; or (ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent any Person from Acquiring or Transferring Series A Preferred Stock in violation of Section 4.3.7(a), then the Transfer or Acquisition of that number of shares of Series A Preferred Stock that otherwise would cause any Person to violate Section 4.3.7(a) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Series A Preferred Stock.

                  (c) If, during the period commencing on the Initial Issuance Date and prior to the Restriction Termination Date, a change in the relationship between two or more Persons ("Preferred Stock Affected Persons") results in any of such Preferred Stock Affected Persons Beneficially or Constructively Owning shares of Series A Preferred Stock in violation of Section 4.3.7(a) because of the application of Section 318(a) of the Code (as modified by Section 856(d)(5) of the Code) or Section 544 of the Code (as modified by Section 856(h)(1)(B) of the Code) (a "Preferred Stock Constructive Ownership Event"), then that number of shares of Series A Preferred Stock Beneficially or Constructively Owned by the Preferred Stock Affected Persons (rounded up to the nearest whole share) that otherwise would violate Section 4.3.7(a) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 4.4, effective as of the close of business on the Business Day prior to such Preferred Stock Constructive Ownership Event, and such Preferred Stock Affected Person or Persons shall acquire no rights in such shares.

                  (d) Notwithstanding anything to the contrary in Section 4.3.3, if during the period commencing on the Initial Issuance Date and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective), other than a Transfer or Acquisition described in Section 4.3.7(b) or a Preferred Stock Constructive Ownership Event described in Section 4.3.7(c), would result in any violation of Section 4.3.7(a), then (i) the number of shares of Series A Preferred Stock (rounded up to the nearest whole share) that would (but for this Section 4.3.7(d)) cause any Person to Beneficially or Constructively Own Series A Preferred Stock in violation of Section 4.3.7(a) shall be automatically repurchased by the Corporation from the actual owner of such shares of Series A Preferred Stock, effective as of the close of business on the Business Day prior to the date of such Special Triggering Event or other event or occurrence; or (ii) if the automatic repurchase described in clause (i) of this sentence would not be effective for any reason to prevent any Person from Beneficially or Constructively Owning Series A Preferred Stock in violation of Section 4.3.7(a), then that number of shares of Series A Preferred Stock (rounded up to the nearest whole share) that otherwise would cause any Person to violate Section 4.3.7(a) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 4.4, effective as of the close of business on the Business Day prior to the date of such Special Triggering Event or other event or occurrence, and the actual owner shall retain no rights in such shares of Series A Preferred Stock; or (iii) if the transfer to the Trust described in clause (ii) of this sentence would not be effective for any reason to prevent any Person from Beneficially or Constructively Owning Series A Preferred Stock in violation of Section 4.3.7(a), then the Special Triggering Event or other event or occurrence that would otherwise cause such Person to violate Section 4.3.7(a) shall be void ab initio. The repurchase price of each share of Series A Preferred Stock automatically repurchased pursuant to this
Section 4.3.7(d) shall be a price per share equal to the Market Price on the date of the Special Triggering Event or other event or occurrence that resulted in the repurchase. Dividends which were accrued but unpaid with respect to the repurchased shares as of the date of the Special Triggering Event or other event or occurrence that resulted in the repurchase shall be paid. Any dividend or other distribution paid after the Special Triggering Event or other event or occurrence that resulted in the repurchase, but prior to the discovery by the Corporation that shares of Series A Preferred Stock have been automatically repurchased by the Corporation, shall be paid to the Corporation upon demand.

                  (e) Subject to Section 5.2 and notwithstanding any other provisions contained herein, during the period commencing on the Initial
Issuance Date and prior to the Restriction Termination Date, any Transfer or Acquisition of shares of Series A Preferred Stock (whether or not such Transfer or Acquisition is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Series A Preferred Stock.

                  Section 4.3.8 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 4.3.7 or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any shares of Series A Preferred Stock in violation of Section 4.3.7 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable, subject to Section 5.2 hereof, to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers or, in the case of an event other than a Transfer, Beneficial or Constructive Ownership, in violation of Section 4.3.7 shall automatically result in the transfer to the Trust described above (or the automatic repurchase) and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

                  Section 4.3.9 Notice of Restricted Transfer. Any Person who Acquires or attempts or intends to Acquire shares of Series A Preferred Stock in violation of Section 4.3.7 or any Person who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in a violation of Section 4.3.7 shall immediately give written notice to the Corporation of such Acquisition, Transfer or other event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Acquisition, Transfer or attempted, intended or purported Acquisition, Transfer or other event on the Corporation's status as a REIT.

                  Section 4.3.10 Owners Required To Provide Information. From the Initial Issuance Date and prior to the Restriction Termination Date:

                  (a) every owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Series A Preferred Stock, within 30 days after December 31 of each year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Series A Preferred Stock and other shares of the Capital Stock Beneficially Owned, and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Series A Preferred Stock Ownership Limit; and

                  (b) each Person who is a Beneficial or Constructive Owner of Series A Preferred Stock and each Person (including the stockholder of record) who is holding Series A Preferred Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the

Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

                  Section 4.3.11 Remedies Not Limited. Subject to Section 5.1 and Section 5.2, nothing contained in this Section 4.3 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

                  Section 4.3.12 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 4.3, Section 4.4, or any definition contained in Section 4.2, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this
Section 4.3 or Section 4.4 with respect to any situation based on the facts known to it. In the event Section 4.3 or 4.4 requires an action by the Board of Directors and this Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 4.2, 4.3 or 4.4. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), the shares to be affected by the remedies set forth in Section 4.3.7(b), (c), and (d) shall be as follows: (1) if a Person would have (but for the remedies set forth in Section 4.3.7(b), (c), and (d) as applicable) Acquired shares of Series A Preferred Stock in violation of Section 4.3.7(a), such remedies (as applicable) shall apply first to the shares which, but for such remedies, would have been Acquired and actually owned by such Person, second to shares which, but for such remedies, would have been Acquired by such Person and which would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares based upon the relative value of the shares held by each such Person; and (2) if a Person is in violation of Section 4.3.7(a) as a result of an event other than an Acquisition of shares of Series A Preferred Stock by such Person, the remedies set forth in
Section 4.3.7(b), (c), or (d) (as applicable) shall apply first to shares which are actually owned by such Person and second to shares which are Beneficially or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares based upon the relative value of the shares held by each such Person.

                  Section 4.3.13  Exceptions.

                  (a) Subject to Section  4.3.7(a)(iii),  the Board of Directors
of the Corporation, in its sole discretion, may exempt a Person from the Series A Preferred Stock Ownership Limit or the Aggregate Stock Ownership Limit, as the case may be, if: (A) such Person is not (i) an individual for purposes of
Section 542(a)(2) of the Code as modified by Section 856(h) of the Code, or (ii) treated as the owner of such stock for purposes of Section 542(a)(2) of the Code as modified by Section 856(h) of the Code, and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such shares of Series A Preferred Stock will violate Section 4.3.7; (B) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact; and (C) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 4.3.7 through 4.3.12) will result in such shares of Series A Preferred Stock being automatically transferred to a Trust or automatically repurchased in accordance with Section
4.3.7. Solely for purposes of clause (B) above, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT, shall not be treated as a tenant of the Corporation.

                  (b) Prior to granting any exception pursuant to Section 4.3.13(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in it sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                  (c) Subject to Section 4.3.7(a)(iii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Acquire or Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Series A Preferred Stock Ownership Limit or the Aggregate Stock Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

                  Section 4.3.14 Legend. Each certificate for shares of Series A Preferred Stock shall bear the following legend:

         "The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Acquire shares of the Corporation's Series A Preferred Stock in excess of 9.8% of the outstanding shares of Series A Preferred Stock of the Corporation; (ii) no Person (other than a Conversion Holder with respect to such holder's conversion rights) may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 9.8% of the outstanding shares of Common
         Stock of the Corporation; (iii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation which has an aggregate value in excess of 9.8% of the value of the total outstanding shares of Capital Stock of the Corporation; (iv) no Person may Beneficially or Constructively Own Series A Preferred Stock or Common Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (v) no Person may Transfer or Acquire shares of Series A Preferred Stock if such Transfer or Acquisition would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Series A Preferred Stock or Common Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Series A Preferred Stock or Common Stock in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Series A Preferred Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries, or in certain circumstances such shares will be automatically repurchased by the Corporation. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Series A Preferred Stock on request and without charge."

4.4      TRANSFER OF SERIES A PREFERRED STOCK IN TRUST

                  Section 4.4.1 Ownership in Trust. Upon any purported Transfer, Acquisition, or other event described in 4.3.7(b), (c) or (d) that is to result in a transfer of shares of Series A Preferred Stock to a Trust, such shares of Series A Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer, Acquisition, or other event that results in the transfer to the Trust pursuant to Section 4.3.7. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 4.4.6.

                  Section 4.4.2 Status of Shares Held by the Trustee. Shares of Series A Preferred Stock held by the Trustee shall be issued and outstanding shares of Capital Stock. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                  Section 4.4.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends with respect to shares of Series A Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Series A Preferred Stock have been transferred to the Trustee shall be paid with respect to such shares of Series A Preferred Stock to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee shall have no voting rights with respect to shares held in the Trust and any vote cast by a Purported Record Transferee prior to the discovery by the Corporation that the shares of Series A Preferred Stock have been transferred to the Trustee will be rescinded as void and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary.

                  Section 4.4.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Series A Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 4.3.7(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 4.4.4. The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the shares or, if the Purported Record Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Series A Preferred Stock have been transferred to the Trustee, such shares are sold by a Purported Record Transferee then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 4.4.4, such excess shall be paid to the Trustee upon demand.

                  Section 4.4.5 Purchase Right in Stock Transferred to the Trustee. Shares of Series A Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 4.4.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee.

                  Section 4.4.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Series A Preferred Stock held in the Trust would not violate the restrictions set forth in Section 4.3.7(a) in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

4.5      COMMON STOCK

                  Section 4.5.1 Dividends. Subject to the preferential rights of any class or series within any such class of Capital Stock ranking senior as to dividends to the Common Stock, including the Series A Preferred Stock, and to the provisions of Section 4.6 of this Charter, each record holder of shares of Common Stock shall be entitled to receive, out of the assets of the Corporation which are legally available therefor, such dividends as from time to time may be declared by the Board of Directors of the Corporation. All such holders shall share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all dividends paid on the Common Stock.

                  Section 4.5.2 Distribution Upon Liquidation, Dissolution or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the preferential rights of any class of Capital Stock ranking senior to the Common Stock as to liquidation preferences and to the provisions of Articles IV and V of this Charter (including Series A Preferred Stock and all classes or series of Preferred Stock), the holders of shares of Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, a portion of the assets of the Corporation available for distribution to the holders of its Common Stock calculated by dividing the number of shares of Common Stock held by such holder by the total number of shares of Common Stock then outstanding.

                  Section 4.5.3 Voting Rights. Except as otherwise provided in this Charter or required by applicable law, each holder of shares of Common Stock shall be entitled to notice of, and the right to vote at, any meeting of the stockholders of Common Stock and each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. The holders of record of shares of Common Stock shall be entitled to vote, together with any other class or series of Capital Stock entitled to vote then outstanding, on any resolution presented by the Board of Directors of the Corporation pursuant to Section 5.1.

                  Section 4.5.4 Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Common Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Charter.

                  Section 4.5.5  Common Stock Ownership Limitations.

                  (a) During the period commencing on the Initial Issuance Date and prior to the Restriction Termination Date:

                           (i) except as provided in Section 4.5.11, no Person, other than a Conversion Holder, shall Acquire or Beneficially or Constructively Own any shares of Common Stock if, as the result of such Acquisition or Beneficial or Constructive Ownership, such Person shall Beneficially or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit, provided, however, a Conversion Holder shall only be permitted to Acquire or Beneficially Own or Constructively Own shares of Common Stock in excess of the limitation provided herein to the extent that such excess Beneficial or Constructive Ownership was caused by a conversion of (or the right to convert) Series A Preferred Stock into Common Stock and, provided further, solely for purposes of facilitating the exercise of stock options pursuant to the Stock Option Plan, and subject to Sections
         4.5.5(a)(ii) and 4.5.5(a)(iii) below, the Operating Partnership may Constructively Own Common Stock in excess of the Common Stock Ownership Limit;

                           (ii) except as provided in Sections 4.5.11 and 4.3.13, no Person, including but not limited to a Conversion Holder, shall Acquire or Beneficially or Constructively Own shares of Series A Preferred Stock or Common Stock in excess of the Aggregate Stock
         Ownership  Limit;  however,  solely for  purposes of  facilitating  the exercise of stock options pursuant to the Stock Option Plan, the Operating Partnership may Constructively Own Common Stock to the extent that as a result of such Constructive Ownership, the value of the shares of Capital Stock Constructively Owned by the Operating Partnership, in the aggregate, does not exceed 9.9% of the aggregate value of the outstanding shares of Capital Stock; and

                           (iii) no Person shall Acquire or Beneficially or Constructively Own shares of Capital Stock to the extent that such Acquisition or Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including, but not limited to, an Acquisition or Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the
         Code).

                  (b) If, during the period commencing on the Initial Issuance Date and prior to the Restriction Termination Date, any Transfer or Acquisition of shares of Common Stock (other than a Transfer or Acquisition to which Section 4.5.5(c) applies) (whether or not such Transfer or Acquisition is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Acquiring shares of Common Stock in violation of Section 4.5.5(a), (i) then that number of shares of the Common Stock being Transferred or Acquired that otherwise would cause such Person to violate Section 4.5.5(a) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 4.6, effective as of the close of business on the Business Day prior to the date of such Transfer or Acquisition, and such Person shall acquire no rights in such shares or (ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent any Person from Acquiring or Transferring Common Stock in violation of Section 4.5.5(a), then the Transfer or Acquisition of that number of shares of Common Stock that otherwise would cause any Person to violate
Section 4.5.5(a) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Common Stock.

                  (c) If, during the period commencing on the Initial Issuance Date and prior to the Restriction Termination Date, a change in the relationship between two or more Persons ("Common Stock Affected Persons") results in any of such Common Stock Affected Persons Beneficially or Constructively Owning shares of Common Stock in violation of Section 4.5.5(a) because of the application of
Section  318(a) of the Code (as  modified by Section  856(d)(5)  of the Code) or
Section  544 of the Code (as  modified by Section  856(h)(1)(B)  of the Code) (a
"Common Stock Constructive Ownership Event"), then that number of shares of Common Stock Beneficially or Constructively Owned by the Common Stock Affected Persons (rounded up to the nearest whole share) that otherwise would violate
Section 4.5.5(a) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 4.6, effective as of the close of business on the Business Day prior to such Common Stock Constructive Ownership Event, and such Common Stock Affected Person or Persons shall acquire no rights in such shares.

                  (d) If during the period commencing on the Initial Issuance Date and prior to the Restriction Termination Date, a Special Triggering Event (if effective) or other event or occurrence (if effective), other than a Transfer or Acquisition described in Section 4.5.5(b) or a Common Stock Constructive Ownership Event described in Section 4.5.5(c), would result in any violation of Section 4.5.5(a), then: (i) the number of shares of Common Stock (rounded up to the nearest whole share) that would (but for this Section 4.5.5(d)) cause any Person to Beneficially or Constructively Own Common

Stock in violation of Section 4.5.5(a) shall be automatically repurchased by the Corporation from the actual owner of such shares of Common Stock, effective as of the close of business on the Business Day prior to the date of such Special Triggering Event or other event or occurrence; or (ii) if the automatic repurchase described in clause (i) of this sentence would not be effective for any reason to prevent any Person from Beneficially or Constructively Owning Common Stock in violation of Section 4.5.5(a), then that number of shares of Common Stock (rounded up to the nearest whole share) that otherwise would cause any Person to violate Section 4.5.5(a) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 4.6, effective as of the close of business on the Business Day prior to the date of such Special Triggering Event or other event or occurrence, and the actual owner shall retain no rights in such shares of Common Stock; or (iii) if the transfer to the Trust described in clause (ii) of this sentence would not be effective for any reason to prevent any Person from Beneficially or Constructively Owning Common Stock in violation of Section 4.5.5(a), then the Special Triggering Event or other event or occurrence that would otherwise cause such Person to violate
Section 4.5.5(a) shall be void ab initio. The repurchase price of each share of Common Stock automatically repurchased pursuant to this Section 4.5.5(d) shall be a price per share equal to the Market Price on the date of the Special Triggering Event or other event or occurrence that resulted in the repurchase. Dividends which were accrued but unpaid with respect to the repurchased shares as of the date of the Special Triggering Event or other event or occurrence that resulted in the repurchase shall be paid. Any dividend or other distribution paid after the Special Triggering Event or other event or occurrence that resulted in the repurchase, but prior to the discovery by the Corporation that shares of Common Stock have been automatically repurchased by the Corporation, shall be paid to the Corporation upon demand.

                  (e) Subject to Section 5.2 and notwithstanding any other provisions contained herein, during the period commencing on the Initial
Issuance Date and prior to the Restriction Termination Date, any Transfer or Acquisition of shares of Common Stock (whether or not such Transfer or Acquisition is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Common Stock.

                  Section 4.5.6 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 4.5.5 or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any shares of Common Stock in violation of Section 4.5.5 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable, subject to Section 5.2 hereof, to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers or, in the case of an event other than a Transfer, Beneficial or Constructive
Ownership in violation of Section 4.5.5 shall automatically result in the transfer to the Trust described above (or the automatic repurchase), and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

                  Section 4.5.7 Notice of Restricted Transfer. Any Person who Acquires or attempts or intends to Acquire shares of Common Stock in violation of Section 4.5.5 or any Person who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in a violation of
Section 4.5.5 shall immediately give written notice to the Corporation of such Acquisition, Transfer or other event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Acquisition, Transfer or attempted, intended or purported Acquisition, Transfer or other event on the Corporation's status as a REIT.

                  Section 4.5.8 Owners Required To Provide Information. From the Initial Issuance Date and prior to the Restriction Termination Date:

                  (a) every owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Common Stock shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such owner, the number of shares of Common Stock and other shares of the Common Stock Beneficially or Constructively Owned, and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Common Stock Ownership Limit; and

                  (b) each Person who is a Beneficial or Constructive Owner of Common Stock and each Person (including the stockholder of record) who is holding Common Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority to determine such compliance.

                  Section 4.5.9 Remedies Not Limited. Subject to Section 5.1 and
Section 5.2, nothing contained in this Section 4.5 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

                  Section 4.5.10 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 4.5, Section 4.6, or any definition contained in Section 4.2, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this
Section 4.5 or Section 4.6 with respect to any situation based on the facts known to it. In the event Section 4.5 or 4.6 requires an action by the Board of Directors of the Corporation, and the Charter fails to provide specific guidance with respect to such action, the Board of Directors of the Corporation shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 4.2, 4.5 or 4.6. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), the shares to be affected by the remedies set forth in
Section 4.5.5(b), (c), and (d) shall be as follows: (1) if a Person would have (but for the remedies set forth in Section 4.5.5(b), (c), and (d) as applicable) Acquired shares of Common Stock in violation of Section 4.5.5(a), such remedies (as applicable) shall apply first to the shares which, but for such remedies, would have been Acquired and actually owned by such Person, second to shares which, but for such remedies, would have been Acquired by such Person and which would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares based upon the relative value of the shares held by each such Person; and (2) if a Person is in violation of Section 4.5.5(a) as a result of an event other than an Acquisition of shares of Common Stock by such Person, the remedies set forth in Section 4.5.5(b), (c), or (d) (as applicable) shall apply first to shares which are actually owned by such Person and second to shares which are Beneficially or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares based upon the relative value of the shares held by each such Person.

                  Section 4.5.11  Exceptions.

                  (a) Subject to Section 4.5.5(a)(iii), the Board of Directors of the Corporation, in its sole discretion, may exempt a Person from the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit, as the case may be, if: (A) such Person is not (i) an individual for purposes of Section 542(a)(2) of the Code as modified by Section 856(h) of the Code, or (ii) treated as the owner of such stock for purposes of Section 542(a)(2) of the Code as modified by Section 856(h) of the Code, and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such shares of Common Stock will violate Section 4.5.5; (B) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of an entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact; and (C) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 4.5.5 through 4.5.10) will result in such Common Stock being automatically transferred to a Trust or automatically repurchased in accordance with Section 4.5.5. Solely for purposes of clause (B) above, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT, shall not be treated as a tenant of the Corporation.

                  (b) Prior to granting any exception pursuant to Section 4.5.11(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in it sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                  (c) Subject to Section 4.5.5(a)(iii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Acquire or Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

                  Section 4.5.12 Legend. Each certificate for shares of Common Stock shall bear the following legend:

         "The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person (other than a Conversion Holder with respect to such holder's conversion rights) may Beneficially or Constructively Acquire shares of the Corporation's Common Stock in excess of 9.8% of the outstanding shares of Common Stock of the Corporation; (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Company which has an aggregate value in excess of 9.8% of the value of the total outstanding shares of Capital Stock of the Corporation; (iii) no Person may Beneficially or Constructively Own Common Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and
         (iv) no Person may Transfer or Acquire Shares of Common Stock if such Transfer or Acquisition would result in the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Common Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Common Stock in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Common Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries, or in certain circumstances such shares will automatically repurchased by the Corporation. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Common Stock on request and without charge."

4.6      TRANSFERS OF COMMON STOCK IN TRUST

                  Section 4.6.1 Ownership in Trust. Upon any purported Transfer, Acquisition, or other event described in Section 4.5.5(b), (c), or (d) that is to result in a transfer of shares of Common Stock to a Trust, such shares of Common Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer, Acquisition, or other event that results in a transfer to the Trust pursuant to Section 4.5.5. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 4.6.6.

                  Section 4.6.2 Status of Shares Held by the Trustee. Shares of Common Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                  Section 4.6.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends with respect to shares of Common Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Common Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such shares of Common Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee shall have no voting rights with respect to shares held in the Trust and any vote cast by a Purported Record Transferee prior to the discovery by the Corporation that the shares of Common Stock have been transferred to the Trustee will be rescinded as void and shall be recast in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary.

                  Section 4.6.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Common Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 4.5.5(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 4.6.4. The Purported Record Transferee shall receive the lesser of
(1) the price paid by the Purported Record Transferee for the shares or, if the Purported Record Transferee did not give value for the shares (through a gift, devise or other transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Common Stock have been transferred to the Trustee, such shares are sold by a Purported Record Transferee then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 4.6.4, such excess shall be paid to the Trustee upon demand.

                  Section 4.6.5 Purchase Right in Stock Transferred to the Trustee. Shares of Common Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 4.6.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee.

                  Section 4.6.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Common Stock held in the Trust would not violate the restrictions set forth in Section 4.5.5(a) in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

                                    ARTICLE V
                             General REIT Provisions

                  Section 5.1 Termination of REIT Status. The Board of Directors of the Corporation shall take no action to terminate the Corporation's status as a REIT until such time as (i) the Board of Directors adopts a resolution recommending that the Corporation terminate its status as a REIT, (ii) the Board of Directors presents the resolution for consideration at an annual or special meeting of the stockholders and (iii) such resolution is approved by the vote of holders of a majority of the shares entitled to be cast on the matter.

                  Section  5.2  Exchange  or  Market  Transactions.  Nothing  in
Article IV or this Article V shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction has occurred shall not negate the effect of any other provision of
Article IV or this Article V and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in Article IV and this Article V.

                  Section 5.3 Severability. If any provision of Article IV or this Article V or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                   ARTICLE VI
                               Board of Directors

                  Section 6.1 Management. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.





                  Section 6.2 Number. The number of directors which will constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws but shall in no event be less than three. Any increase or decrease in the size of the board shall be apportioned as nearly equally as possible among the classes of directors. There are currently three directors in office whose names are as follows:

                                William J. Wolfe
                                Stuart D. Halpert
                                Lester Zimmerman

                  Section 6.3 Classification. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. As shall be provided in the Bylaws of the Corporation, one class shall originally be elected for a term expiring at the annual meeting of stockholders to be held in 1995, another class shall originally be elected for a term expiring at the annual meeting of stockholders to be held in 1996, and another class shall originally be elected for a term expiring at the annual meeting of stockholders to be held in 1997, with each class to hold office until its successors are elected and qualify. Except as otherwise provided in this Charter, at each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the Bylaws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No election of directors need be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  Section 6.4 Vacancies. Except as otherwise provided in this Charter, newly created directorships resulting from any increase in the number of directors may be filled by the majority vote of the Board of Directors, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, or, if applicable, by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the Corporation, at which time a successor shall be elected to fill the remaining term of the position filled by such director.

                  Section 6.5 Removal. Except as otherwise provided in this Charter, any director may be removed from office only for cause and only by the affirmative vote of two-thirds of the aggregate number of votes then entitled to be cast generally in the election of directors. For purposes of this Section 6.5, "cause" shall mean the willful and continuous failure of a director to substantially perform the duties to the Corporation of such director (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

                  Section 6.6 Bylaws. The Board of Directors shall have the exclusive power to adopt, amend, alter, change and repeal any Bylaws of the Corporation.

                  Section 6.7 Powers. The enumeration and definition of particular powers of the Board of Directors included elsewhere in this Charter shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of this Charter, or construed as excluding or limiting, or deemed by inference or otherwise in any manner to exclude or limit, the powers conferred upon the Board of Directors under the MGCL as now or hereafter in force.

                                   ARTICLE VII
                                    Liability

                  To the fullest extent permitted by Maryland law, in effect from time to time, no person who at any time was or is a director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of this Charter or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article VII in respect of any act or omission that occurred prior to such amendment or repeal.

                                  ARTICLE VIII
                                 Indemnification

                  The Corporation shall have the power to obligate itself to indemnify, to the fullest extent permitted by Maryland law in effect from time to time, all persons who at any time were or are directors or officers of the Corporation for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director or an officer and to pay or reimburse all reasonable expenses incurred by a present or former director or officer of the Corporation in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director or officer is a party, in advance of the final disposition of the proceeding. The Corporation may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law, by the Board of Directors of the Corporation, the majority of the stockholders of the Corporation entitled to vote thereon or special legal counsel appointed by the Board of Directors. No amendment of this Charter or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article VIII in respect of any act or omission that occurred prior to such amendment or repeal.

                                   ARTICLE IX
                         Written Consent or Stockholders

                  Any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting with the unanimous written consent of each stockholder entitled to vote on the matter.

                                    ARTICLE X
                                  Miscellaneous

                  The Corporation reserves the right to amend, alter or repeal any provision contained in this Charter, including any amendment altering the terms or contract rights, as expressly set forth in this Charter, of any outstanding shares of stock. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter; provided, however, subject to the voting rights of the Series A Preferred Stock, the affirmative vote of the holders of two-thirds of all the votes then entitled to be cast generally in the election of directors shall be required to amend Sections 4.5.3, 6.3 and 6.5 and this Article X hereof. All rights conferred upon stockholders herein are subject to this reservation.

                                   ARTICLE XI
                                    Existence

                  The Corporation is to have a perpetual existence.

     THIRD: The foregoing restatement of the charter has been approved by the entire Board of Directors.

     FOURTH: The charter is not amended by these Articles of Restatement.

     FIFTH: The current address of the principal office of the Corporation is set forth in Article II of the foregoing restatement of the charter.

     SIXTH: The name and address of the Corporation's current resident agent is set forth in Article II of the foregoing restatement of the charter.

     SEVENTH: The number of directors of the Corporation and the names of those currently in office are set forth in Article VI of the foregoing restatement of the charter.

     EIGHTH: The undersigned President acknowledges these Articles of Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 28th day of June, 1996.

ATTEST:                                FIRST WASHINGTON REALTY
                                       TRUST, INC.

/s/                                               /s/
__________________________             By:_______________________________(SEAL)
Jeffrey S. Distenfeld                     William J. Wolfe
Secretary                                 President

                             ARTICLES SUPPLEMENTARY

                                       OF

                       FIRST WASHINGTON REALTY TRUST, INC.


     First Washington Realty Trust, Inc., a corporation organized and existing under the laws of the State of Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to the authority granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with
Article IV Section 4.1.2 of the charter of the Corporation (the "Charter"), the Board of Directors, at a meeting held on March 14, 1997, adopted resolutions designating 50,000 shares (the "Shares") of Preferred Stock (as defined in the Charter), as Series A Preferred Stock (as defined in the Charter) with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption of such Series A Preferred Stock set forth in the Charter.

     SECOND: The Shares have been designated by the Board of Directors under a power contained in the Charter.

     THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

     FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation, and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that the statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 17th day of March, 1997.

ATTEST:                                FIRST WASHINGTON REALTY TRUST, INC.


/s/                                               /s/
_________________________              By:________________________________(SEAL)
Jeffrey S. Distenfeld                     William J. Wolfe,
Secretary                                 President

                       FIRST WASHINGTON REALTY TRUST, INC.

                             ARTICLES SUPPLEMENTARY

                  CLASS B JUNIOR PARTICIPATING PREFERRED STOCK

                          -----------------------------

                  First Washington Realty Trust, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, pursuant to Sections 2-105(a)(9) and 2-208(a) of the Maryland General Corporation Law (the "MGCL") that:

                  FIRST: Under a power contained in Section 4.12 of the charter of the Corporation (the "Charter"), the Board of Directors, as required by
Section 2-208(a) of the MGCL by a resolution duly adopted, at a meeting duly called and held on October 10, 1998, has classified and designated 1,000,000 unissued shares of Preferred Stock of the Corporation, $.01 par value per share, as shares of Class B Junior Participating Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as follows, which upon any restatement of the Charter shall be made part of Article 4 of the Charter, with any necessary or appropriate changes to the enumeration or lettering of the provisions hereof:

                  CLASS B JUNIOR PARTICIPATING PREFERRED STOCK

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Class B Junior Participating Preferred Stock" (the "Class B Preferred Stock") and the number of shares constituting the Class B Preferred Stock shall be one million (1,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Class B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Class B Preferred Stock.

                  Section 2.        Dividends and Distributions.

                  (A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of this Corporation ranking prior and superior to the Class B Preferred Stock with respect to dividends, the holders of shares of Class B Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other stock ranking junior to the Class B Preferred Stock, shall be entitled to receive, when, as and if authorized by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of February, May, August and November of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend

         Payment Date after the first issuance of a share or fraction of a share of Class B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Class B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Class B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Class B Preferred Stock as provided in paragraph (A) of this
         Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Class B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Class B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  (D) In determining whether a dividend or distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under the MGCL, as herein defined, amounts that would be needed, if the Corporation were to be dissolved at the time of the dividend or distribution, to satisfy the preferential rights upon dissolution of holders of the Class B Preferred Stock shall not be added to the Corporation's total liabilities.

     Section 3. Voting Rights. The holders of shares of Class B Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Class B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Class B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, or in any other Articles Supplementary creating a series of Preferred Stock or any similar stock, the holders of shares of Class B Preferred Stock and the holders of shares of Common Stock and any other shares of stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) Except as set forth herein, or as otherwise provided by law, holders of Class B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 4.        Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Class B Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Class B Preferred Stock;

                           (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class B Preferred Stock, except dividends paid ratably on the Class B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Class B Preferred Stock; or

                           (iv)  redeem or  purchase  or  otherwise  acquire for
                  consideration any shares of Class B Preferred Stock, or any shares of stock ranking on a parity with the Class B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Class B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the charter, or in any other Articles Supplementary creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                  Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Preferred Stock unless, prior thereto, the holders of shares of Class B Preferred Stock shall have received an amount per share (the "Class B Liquidation Preference") equal to $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Class B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class B Preferred Stock, except distributions made ratably on the Class B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Class B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Class B Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Class B Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Class B Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

                  (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

                  Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Class B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of

Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Class B Preferred Stock shall not be redeemable by the Company.

                  Section 9. Rank. The Class B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, junior to all series of any other class of the Corporation's Preferred Stock, except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Class B Preferred Stock.

                  Section 10. Amendment. At any time any shares of Class B Preferred Stock are outstanding, the charter shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Class B Preferred Stock, as set forth herein, so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Class B Preferred Stock, voting separately as a single class.

                  Section 11. Fractional Shares. Class B Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class B Preferred Stock.

Section 12.      Restrictions on Ownership and Transfer to Preserve Tax Benefit.

         (A) Definitions. For the purposes of this Section 12 of these Articles Supplementary, the following terms shall have the following meanings:

                           "Aggregate Stock Ownership Limit" shall mean not more
                  than 9.8% (in value) of the aggregate of the outstanding shares of Capital Stock. The number and value of shares of the outstanding capital shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

                           "Beneficial  Ownership" shall mean ownership of Class
                  B Preferred Stock by a Person (whether the interest in Class B Preferred Stock is held directly or indirectly, including by a nominee) who is or would be treated as an owner of such Class B Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by
                  Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                           "Capital  Stock"  shall mean all classes or series of
                  stock of the Corporation, including, without limitation, Common Stock, Preferred Stock, Series A Preferred Stock and Class B Preferred Stock.

                           "Charitable  Beneficiary"  shall  mean  one  or  more
                  beneficiaries of a Trust, as determined pursuant to Section 12(C)(6) of these Articles Supplementary.

                                    "Code" shall mean the Internal  Revenue Code
                  of 1986, as amended from time to time, or any successor statute.

                                    "Constructive    Ownership"    shall    mean
                  ownership of Class B Preferred Stock by a Person (whether the interest in Class B Preferred Stock is held directly or indirectly, including by a nominee) who is or would be treated as an owner of such Class B Preferred Stock either actually or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

                         "IRS" means the United States Internal Revenue Service.

                           "Market Price" shall mean the last sales price of the
                  Class B Preferred Stock reported on the New York Stock Exchange on the trading day immediately preceding the relevant date, or if the Class B Preferred Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Class B Preferred Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Class B Preferred Stock may be traded, or if the Class B Preferred Stock is not then traded over any exchange or quotation system, then the fair market value of the Class B Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

                           "MGCL"  shall mean the Maryland  General  Corporation
                  Law, as amended from time to time, and any successor statute hereafter enacted.

                           "Class B Ownership  Limit"  shall mean 9.8% (by value
                  or by number of shares, whichever is more restrictive) of the outstanding shares of Class B Preferred Stock of the Corporation. The number and value of shares of the outstanding capital shares of Class B Preferred Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

                           "Person"  shall  mean  an  individual,   corporation,
                  partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Class B Preferred Stock provided that the ownership of such shares of Class B Preferred Stock by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

                           "Purported  Beneficial  Transferee"  shall mean, with
                  respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 12(B)(2) of these Articles Supplementary, the Person who would have acquired or owned the beneficial interest in such shares of Class B Preferred Stock if the purported Transfer had been valid under Section 12(B)(1) of the Articles Supplementary.

                           "Purported   Record   Transferee"  shall  mean,  with
                  respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 12(B)(2) of these Articles Supplementary, the Person who would have been the record holder of the shares of Class B Preferred Stock if such Transfer had been valid under Section 12(B)(1) of these Articles Supplementary.

                           "REIT"  shall  mean a real  estate  investment  trust
                  under Sections 856 through 860 of the Code, and, for purposes of taxation of the Company under applicable state law, analogous provisions of the law of such state.

                           "Restriction  Termination  Date" shall mean the first
                  day after the date hereof on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

                           "Transfer"  shall  mean  any  sale,  transfer,  gift,
                  assignment, devise or other disposition of Class B Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Class B Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Class B Preferred Stock, whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Class B Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

                           "Trust" shall mean each of the trusts provided for in
                  Section 12(C) of these Articles Supplementary.

                           "Trustee"  shall mean any Person,  unaffiliated  with
                  the Corporation, a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Corporation to serve as trustee of a Trust.

         (B) Restriction on Ownership and Transfers.

                  (1)      Prior to the Restriction Termination Date:

(a) except as provided in Section 12(I) of these terms of the Class B Preferred Stock, no Person shall Beneficially Own shares of Class B Preferred Stock in excess of the Class B Ownership Limit;

(b) except as provided in Section 12(I) of these terms of the Class B Preferred Stock, no Person shall Constructively Own shares of Class B Preferred Stock, in excess of the Class B Ownership Limit;

(c) except as provided in Section 12(I) of these terms of the Class B Preferred Stock, no Person shall Beneficially or Constructively Own shares of Class B Preferred Stock, Series A Preferred Stock or Common Stock in excess of the Aggregate Stock Ownership Limit;

(d) no Person shall Beneficially Own or Constructively Own shares of Class B Preferred Stock which, taking into account any other Capital Stock of the Corporation Beneficially Owned or Constructively Owned by such Person, would result in the Corporation being "closely held" within the meaning of
     Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of
     Section 856(c) of the Code) or analogous provisions of state law.

                  (2) If, prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange ("NYSE")) or other event occurs that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Class B Preferred Stock in violation of
Section 12(B)(1) of these terms of the Class B Preferred Stock, (1) then that number of shares of Class B Preferred Stock that otherwise would cause such Person to violate Section 12(B)(1) of these Articles Supplementary (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 12(C), effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Person shall thereafter have no rights in such shares or (2) if, for any reason, the transfer to the Trust described in clause (1) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially Owning or Constructively Owning shares of Class B Preferred Stock in violation of Section 12(B)(1) of these terms of the Class B Preferred Stock, then the Transfer of that number of shares of Class B Preferred Stock that otherwise would cause any Person to violate Section 12(b)(1) shall be void ab initio, and such Person shall have no rights in such shares.

                  (3) Notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer of Class B Preferred Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Class B Preferred Stock.

         (C) Transfers of Class B Preferred Stock in Trust.

                  (1) Upon any  purported  Transfer or other event  described in
Section 12(B)(2) of these terms of the Class B Preferred Stock, then that number of shares of Class B Preferred Stock that otherwise would cause a violation of
Section 12(B)(1) (rounded up to the nearest whole share) shall be deemed to have been automatically transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 12(B)(2). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 12(C)(6) of these terms of the Class B Preferred Stock.

                  (2) Class B Preferred Stock held by the Trustee shall be issued and outstanding Class B Preferred Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Class B Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Class B Preferred Stock held in the Trust.

                  (3) The Trustee shall have all voting rights and rights to dividends with respect to Class B Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Class B Preferred Stock have been transferred to the Trustee shall be paid by the recipient thereof to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Class B Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Class B Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Class B Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Class B Preferred Stock prior to the discovery by the Corporation that the Class B Preferred Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these terms of the Class B Preferred Stock to the contrary, until the Corporation has received notification that the Class B Preferred Stock has been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

                  (4) Within 20 days of receiving notice from the Corporation that shares of Class B Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Class B Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Class B Preferred Stock will not violate the ownership limitations set forth in Section 12(B)(1). Upon such sale, the interest of the Charitable Beneficiary in the shares of Class B Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 12(C)(4). The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee or the Purported Beneficial Transferee for the shares of Class B Preferred Stock in the transaction that resulted in such transfer to the Trust or, to the extent that neither the Purported Record Transferee nor the Purported Beneficial Transferee gave fair value for such shares of Class B Preferred Stock, the Market Price of such shares of Class B Preferred Stock on the day of the event which resulted in the transfer of the shares of Class B Preferred Stock to the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Class B Preferred Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that shares of such Class B Preferred Stock have been transferred to the Trustee, such shares of Class B Preferred Stock are sold by a Purported Record Transferee then (i) such shares of Class B Preferred Stock shall be deemed to have been sold on behalf of the Trust and
(ii) to the extent that the Purported Record Transferee or the Purported Beneficial Transferee received an amount for such shares of Class B Preferred Stock that exceeds the amount that such Purported Record Transferee or the Purported Beneficial Transferee was entitled to receive pursuant to this Section 12(C)(4), such excess shall be paid to the Trustee upon demand.

                  (5) Class B Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee or the Purported Beneficial Transferee for the shares of Class B Preferred Stock in the transaction that resulted in such transfer to the Trust or, if neither the Purported Record Transferee or the Purported Beneficial Transferee gave value for the Market Price of such shares of Class B Preferred Stock on the day of the event which resulted in the transfer of such shares of Class B Preferred Stock to the Trust, and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares of Class B Preferred Stock held in the Trust pursuant to Section 12(C)(4). Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Class B Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Class B Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

                  (6) By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Class B Preferred Stock held in the Trust would not violate the restrictions set forth in Section 12(B)(1) in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3) of the Code.

         (D) Remedies For Breach. If the Board of Directors or a committee thereof (or other designees if permitted under the MGCL) shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 12(B) of these terms of the Class B Preferred Stock or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Class B Preferred Stock of the Corporation in violation of Section 12(B) of these terms of the Class B Preferred Stock, the Board of Directors or a committee thereof (or other designees if permitted under the MGCL) shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem shares of Class B Preferred Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 12(B)(1) of these terms of the Class B Preferred Stock, shall automatically result in the transfer to a Trust as described in Section 12(B)(2) and any Transfer in violation of Section 12(B)(3) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

         (E) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Class B Preferred Stock in violation of Section 12(B) of these terms of the Class B Preferred Stock, or any Person who is a Purported Beneficial Transferee or Purported Record Transferee such that an automatic transfer to a Trust results under Section 12(B)(2) of these terms of the Class B Preferred Stock, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

         (F) Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Class B Preferred Stock and each Person (including the shareholder of record) who is holding Class B Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

         (G) Remedies Not Limited. Nothing contained in these terms of the Class B Preferred Stock (but subject to Section 12(M) of these terms of the Class B Preferred Stock) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation's status as a REIT.

         (H) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 12 of these terms of the Class B Preferred Stock, including any definition contained in Section 12(A), the Board of Directors shall have the power to determine the application of the provisions of this
Section 12 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 12(M) of these terms of the Class B Preferred Stock). In the event Section 12 requires an action by the Board of Directors and these terms of the Class B Preferred Stock fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 12. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in
Section 12(B)) acquired Beneficial or Constructive Ownership of Class B Preferred Stock in violation of Section 12(B)(1), such remedies (as applicable) shall apply first to the shares of Class B Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Class B Preferred Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Class B Preferred Stock based upon the relative number of the shares of Class B Preferred Stock held by each such Person.

         (I)      Exceptions.

                  (1) Subject to Section 12(B)(1)(d), the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Beneficially Owning Class B Preferred Stock in excess of the Class B Ownership Limit or in excess of the Aggregate Stock Ownership Limit if the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership or Constructive Ownership of such Class B Preferred Stock will violate the Class B Ownership Limit or the

Aggregate Stock Ownership Limit, as the case may be, or that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code, and agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in Section 12(B) of these terms of the Class B Preferred Stock) or attempted violation will result in such Class B Preferred Stock being transferred to a Trust in accordance with Section 12(B)(2) of these terms of the Class B Preferred Stock.

                  (2) Subject to Section 12(B)(1)(d), the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Constructively Owning Class B Preferred Stock in excess of the Class B Ownership Limit or the Aggregate Stock Ownership Limit if such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such Class B Preferred Stock being transferred to a Trust in accordance with Section 12(B)(2) of these terms of the Class B Preferred Stock. Notwithstanding the foregoing, the inability of a Person to make the certification described in this Section 12(I)(2) shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning Class B Preferred Stock in excess of the Class B Ownership Limit if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would affect the characterization of less than 0.5% of the gross income (as such term is used in Section 856(c)(2) of the Code and analogous provisions of applicable state law) of the Corporation in any taxable year, after taking into account the effect of this sentence with respect to all other Class B Preferred Stock to which this sentence applies.

                  (3) Prior to granting any exception pursuant to Sections 12(I)(1) or (2) of these terms of the Class B Preferred Stock, the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

         (J) Preemptive Rights. No holder of shares of Class B Preferred Stock shall have any preemptive or preferential right to subscribe or to purchase any additional shares of any class, or any bonds or convertible securities of any nature.

         (K) Legend. Each certificate for Class B Preferred Stock shall bear substantially the following legends:

Class of Stock

         "THE CORPORATION IS AUTHORIZED TO ISSUE STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE MARYLAND GENERAL CORPORATION LAW WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL SERIES AND SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH CLASS OR SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE
         CORPORATION (THE "CHARTER"), A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION, AT THE CORPORATION'S PRINCIPAL OFFICE.

Restriction on Ownership and Transfer

         THE SHARES OF CLASS B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES
         SUPPLEMENTARY FOR THE CLASS B PREFERRED STOCK, (I) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE CORPORATION'S CLASS B PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE

         OUTSTANDING CLASS B PREFERRED STOCK OF THE CORPORATION; (II) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE CORPORATION'S CLASS B PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING CLASS B PREFERRED STOCK OF THE CORPORATION; (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION WHICH HAS AN AGGREGATE VALUE IN EXCESS OF 9.8% OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION; (IV) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CLASS B PREFERRED STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (V) NO PERSON MAY TRANSFER CLASS B PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN CLASS B PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN CLASS B PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE CLASS B PREFERRED STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE CLASS B PREFERRED STOCK, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CLASS B PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION, AT THE CORPORATION'S PRINCIPAL OFFICE."

         Instead of the foregoing legend, the share certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

         (L) Severability. If any provision of this Section 12 or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         (M) NYSE. Nothing in this Section 12 shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Section 12 and any transferee in such a transaction shall be subject to all the provisions and limitations of this Section 12.

         (N)  Applicability of Section 12. The provisions set forth herein under
Section 12 shall apply to the Class B Preferred Stock notwithstanding any contrary provisions of the Class B Preferred Stock provided for elsewhere in these terms of the Class B Preferred Stock.

     SECOND: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

     THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

     FOURTH: The undersigned Chairman of the Board acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters of fact required to be verified under oath, the undersigned Chairman of the Board acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, these Articles Supplementary are executed on behalf of the Corporation by its Chairman of the Board this 23rd day of October, 1998.


                       FIRST WASHINGTON REALTY TRUST, INC.
                                             a Maryland corporation


                                                        /s/
                       By:_________________________ (SEAL)
                                                Chairman of the Board

Attest:


/s/
----------------------------
Secretary

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